Filed pursuant to Rule 433

Free Writing Prospectus

August 8, 2025

Registration No. 333-281615

Date: 8 8 25

Post: Webull Social Media Post – EZPZ Post

Ready to make crypto investing EZPZ without the hassle of owning coins directly? Consider $FRANKLIN CRYPTO INDEX ETF ($EZPZ)

$EZPZ holdings: $Bitcoin and $Ethereum.

See fund & holding details.
See fund prospectus.

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